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                                                      Exhibit C

                       NEES GLOBAL, INC.
                    Statement of Cash Flows
           For the Twelve Months Ended March 31, 1998
               (Unaudited, Subject to Adjustment)
                     (thousands of dollars)

Operating Activities:

 Net loss                                                       $(3,035)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Deferred income taxes                                            (17)
   (Increase)/decrease in accounts receivable                       372
   (Increase)/decrease in prepayments                               702
   Increase/(decrease) in accounts payable                         (120)
   Other, net                                                       158
                                                                -------
Net cash used in operating activities                           $(1,940)
                                                                =======

Investing Activities:

 Investment in Underwater Divers Unlimited, Inc.                $(1,000)
 Investment in Nexus, Inc.                                       (1,400)
 Investment in HydroServ Group, LLC                                (190)
 Investment in AllEnergy Marketing Co., LLC                        (268)
                                                                -------
Net cash used in investing activities                           $(2,858)
                                                                =======
Financing Activities:

 Subordinated notes payable to parent-issues                    $ 4,850
                                                                -------
Net cash provided by financing activities                       $ 4,850
                                                                =======
Net increase/(decrease) in cash and cash
 equivalents                                                    $    52
Cash and cash equivalents at beginning of period                     43
                                                                -------
Cash and cash equivalents at end of period                      $    95
                                                                =======